[CLASSIC COMMUNICATIONS, INC. LOGO]


Classic Communications, Inc.
515 Congress Avenue
Suite 2626
Austin, Texas 78701

May 12, 2000

Dear Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend
Classic Communications, Inc.'s annual stockholders' meeting. The meeting will be held on Wednesday, June 28, 2000, at 9:00 a.m. CST at the Omni
Austin Hotel - Downtown located at 700 San Jacinto Blvd. Austin, Texas 78701.

At the meeting, stockholders will vote on a number of important matters. Please take the time to carefully read each of the proposals described in the attached proxy statement. Your vote is important, regardless of the number of shares you own. On behalf of the Board of Directors, I urge you to mark, sign and return the enclosed proxy card as soon as possible, even if you plan to attend the annual meeting. You may, of course, revoke your proxy by notice in writing to the Corporate Secretary at any time before the proxy is voted.

Thank you for your support of Classic Communications, Inc.

Sincerely,

J. Merritt Belisle
Chief Executive Officer
-----------------------------------------------------------------------------


            THIS PROXY STATEMENT AND THE ACCOMPANYING PROXY CARD
            ARE BEING MAILED TO OUR STOCKHOLDERS BEGINNING ABOUT
                               MAY 12, 2000.



                     [CLASSIC COMMUNICATONS, INC. LOGO]

                        CLASSIC COMMUNICATIONS, INC.
                      515 CONGRESS AVENUE, SUITE 2626
                            AUSTIN, TEXAS 78701

               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE
                           HELD ON JUNE 28, 2000

Dear Stockholder:

The 2000 annual meeting of stockholders of Classic Communications, Inc. will be held on Wednesday, June 28, 2000 at 9:00 a.m. CST at the Omni Austin Hotel - Downtown located at 700 San Jacinto Blvd. Austin, Texas 78701.

At the meeting, stockholders will be asked to

        o  elect one Class I director,
        o  ratify the selection of our independent auditors for 2000, and
        o  consider any other business properly brought before the meeting.

Stockholders who owned shares of our voting common stock at the close of business on May 1, 2000 are entitled to vote at the annual meeting. A list of these stockholders will be available during regular business hours at our corporate offices, 515 Congress Avenue, Suite 2626, Austin, Texas before the annual meeting.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE.

By order of the Board of Directors

Bryan D. Noteboom
Corporate Secretary

May 12, 2000




                             TABLE OF CONTENTS



QUESTIONS AND ANSWERS ABOUT
     THE PROXY MATERIALS AND
     THE ANNUAL MEETING..................................................4

HOW WE HAVE DONE.........................................................6
     Cumulative total return.............................................6

STOCK OWNERSHIP..........................................................7

ELECTION OF DIRECTOR.....................................................8
    The nominee..........................................................8
    The remainder of our
       Board of Directors................................................9

OUR GOVERNANCE .........................................................12
    Meetings of the Board of
       Directors........................................................12
    Committees of the Board
       of Directors.....................................................12
    Compensation committee
       interlocks and insider
       participation....................................................13
    Directors' compensation.............................................13

EXECUTIVE COMPENSATION..................................................14
    Report of the compensation
       committee........................................................14
    Compensation tables
       and stock plans..................................................16
    Employment agreements and
       1999 non-qualified stock option
       grants...........................................................22
    Certain relationships and related
       transactions.....................................................23
RATIFICATION OF INDEPENDENT
    AUDITORS............................................................25

SUBMISSION OF FUTURE
    STOCKHOLDER PROPOSALS...............................................25

COST OF ANNUAL MEETING AND
    PROXY SOLICITATION..................................................26

SECTION 16(A) BENEFICIAL
    OWNERSHIP REPORTING.................................................26



            QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND
                             THE ANNUAL MEETING

WHO IS SOLICITING MY VOTE?

Our Board of Directors is soliciting your vote at the 2000 annual meeting of our stockholders.

WHAT WILL I BE VOTING ON?

 o  The election of one Class I director (see page 8).

 o Ratification of PricewaterhouseCoopers LLP as our independent auditors for 2000 (see page 25).

HOW MANY VOTES DO I HAVE?

You will have one vote for every share of our Class A voting common stock and ten votes for every share of our Class B voting common stock you owned on May 1, 2000 (the record date). Because holders of our nonvoting common stock are not generally entitled to vote and no resolution is proposed for the meeting for which a vote of our nonvoting common stock is required by law, holders of the nonvoting common stock are not entitled to vote at the meeting. The enclosed proxy statement is being sent to holders of nonvoting common stock for information purposes only.

HOW MANY VOTES CAN BE CAST BY ALL STOCKHOLDERS?

Approximately 83,778,124, consisting of

 o one vote for each of our approximately 10,192,214 shares of Class A voting common stock that were outstanding and

 o ten votes for each of our approximately 7,358,591 shares of Class B voting common stock that were outstanding.

Our Class A voting common stock and our Class B voting common stock will vote as a single class on all matters scheduled to be voted on at the annual meeting. There is no cumulative voting.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

A majority of the votes that can be cast, or approximately 41,889,063 votes. We urge you to vote by proxy even if you plan to attend the annual meeting, so that we will know as soon as possible that enough votes will be present for us to hold the meeting.

DOES ANY SINGLE STOCKHOLDER CONTROL AS MUCH AS 5% OF ANY CLASS OF CLASSIC'S
STOCK?

Yes. Brera Classic, LLC, owns approximately 37.0% of our outstanding voting common stock, representing an approximate 77.5% voting interest.
Additionally, J. Merritt Belisle, our Chief Executive Officer, and Steven
E. Seach, our President and Chief Financial Officer, each have an approximate 5.4% voting interest.

HOW DO I VOTE?

You can vote either in person at the annual meeting or by proxy without attending the annual meeting.

To vote by proxy, you must fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope.

If you want to vote in person at the annual meeting, and you hold your Classic stock through a securities broker (that is, in street name), you must obtain a proxy from your broker and bring that proxy to the meeting.

CAN I CHANGE MY VOTE?

Yes. Just send in a new proxy card with a later date or send a written notice of revocation to our Corporate Secretary at the address on the cover of this proxy statement. If you attend the annual meeting and want to vote in person, you can request that your previously submitted proxy not be used.

WHAT IF I DON'T VOTE FOR SOME OF THE MATTERS LISTED ON MY PROXY CARD?

If you return a signed proxy card without indicating your vote, your shares will be voted for the nominee listed on the card and for PricewaterhouseCoopers LLP as our auditors for 2000.

WHAT IF I VOTE TO "ABSTAIN"?

A vote to "abstain" on any matter will have the effect of a vote against the matter.

CAN MY SHARES BE VOTED IF I DON'T RETURN MY PROXY CARD AND DON'T ATTEND THE ANNUAL MEETING?

If you don't vote your shares held in street name, your broker can vote your shares on any of the matters scheduled to come before the meeting.

If you don't vote your shares held in street name, and your broker doesn't vote them, the votes will be broker nonvotes, which will have no effect on the vote for any matter scheduled to be considered at the annual meeting.

If you don't vote your shares held in your name, your shares will not be voted.

COULD OTHER MATTERS BE DECIDED AT THE ANNUAL MEETING?

We don't know of any other matters that will be considered at the annual meeting. If a stockholder proposal that was excluded from this proxy statement is brought before the meeting, we will vote the proxies against the proposal. If any other matters arise at the annual meeting, the proxies will be voted at the discretion of the proxy holders.

WHAT HAPPENS IF THE MEETING IS POSTPONED OR ADJOURNED?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.


                        ---------------------------


HOW WE HAVE DONE


CUMULATIVE TOTAL RETURN

The following performance graph compares the cumulative total stockholder return of our Class A voting common stock with the Standard and Poor's 500 Stock Index, otherwise referred to as the S&P 500 Index and a Peer Index from market close on December 7, 1999, the date of our initial public offering. The S&P 500 tracks the aggregate price performance of the equity securities of 500 United States companies selected by Standard & Poor's Index Committee to include leading companies in leading industries and to reflect the United States stock market. The Peer Index, included to reflect more accurately our peers in the cable television industry, is comprised of Cox Communications, Charter Communications, Adelphia Communications and Insight Communications.

The following graph is based on the assumption that $100 was invested in each of our Class A voting common stock, the S&P 500 Index and the Peer Index on December 7, 1999. The comparisons in this graph are set forth in response to Securities and Exchange Commission disclosure requirements, and therefore are not intended to forecast or be indicative of future performance of our Class A voting common stock.

            COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT
              FROM DECEMBER 7, 1999 THROUGH DECEMBER 31, 1999

                            [Graph Appears Here]

                                            12/8/99         12/31/99

Classic Communications, Inc. . . . . . . .  100               121
Peer Index . . . . . . . . . . . . . . . .  100               111
S&P 500 . . . . . . . . . . . . . . . . .   100               105


STOCK OWNERSHIP

The following table shows the beneficial ownership of our Class A voting common stock and our Class B voting common stock held by (1) our current directors and the nominee for director, (2) certain executive officers, (3) all of our current directors and officers as a group and (4) holders known to us of at least 5% of any class of our common stock.


                                                                                                 PERCENT OF VOTE
                                                              CLASS A VOTING    CLASS B VOTING   AS A SINGLE
BENEFICIAL OWNERS  (1)                                        COMMON STOCK      COMMON STOCK     CLASS (2)
----------------------                                        --------------    --------------   ---------------

Brera Classic...............................                       --           6,490,734         73.3%
Janus Capital Corporation (3)...............                  600,200                  --           *
Capital Group International, Inc. and
  Capital Guardian Trust Company (4)........                1,087,500                  --           *
T. Rowe Price Associates, Inc. (5)..........                  789,200                  --           *
J. Merritt Belisle (6)......................                       --             475,175          5.4
Steven E. Seach (7).........................                       --             475,175          5.4
Dale R. Bennett.............................                       --                  --           *
Ronald W. Martin............................                    1,000                  --           *
Elizabeth Kay Monigold......................                    3,000                  --           *
Lisa A. Hook................................                       --                  --           *
Alberto Cribiore (8)........................                       --           6,490,734         73.3
David Webb..................................                       --                  --           *
Jeffery C. Garvey (9).......................                       --              46,888           *
James Kofalt................................                       --                  --           *
Martin Payson...............................                    5,000                  --           *
All directors and executive officers as a group (11
  persons)..................................                    9,000           7,487,972         84.5%

------------

*    Less than 1%

(1)  The address for Brera Classic and Alberto Cribiore is 712 Fifth
     Avenue, 34th Floor, New York, New York 10019. The address for J.
     Merritt Belisle, Steven E. Seach, Dale R. Bennett, Ronald W. Martin,
     Elizabeth Kay Monigold, Jeffery C. Garvey, Lisa A. Hook, James Kofalt,
     Martin Payson and David Webb is c/o Classic Cable, Inc., 515 Congress
     Ave., Suite 2626, Austin, Texas 78701. Unless otherwise indicated below, the persons and entities named in the table above have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws, where applicable.

(2) Each share of Class A voting common stock entitles its holder to one vote and each share of Class B voting common stock entitles its holder to ten votes. Holders of both classes of voting common stock will vote together as a single class on all matters to be presented for a vote of stockholders, unless otherwise required by law. Excludes nonvoting common stock.

(3) As reported by Janus Capital Corporation in its Schedule 13G filed with the SEC on February 16, 2000. The address for Janus Capital
     Corporation is 100 Fillmore Street, Denver, Colorado 80206.

(4)  As reported by Capital Group International, Inc and Capital Guardian
     Trust Company, collectively referred to as Capital, in their Schedule
     13G/A filed with the SEC on March 10, 2000. The address for Capital is 11100 Santa Monica Blvd., Los Angeles, CA 90025.

(5) As reported by T. Rowe Price Associates, Inc. i its Schedule 13G filed with the SEC on February 4, 2000. The address for T. Rowe Price
     Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(6) Mr. Belisle's totals include 230,313 shares of Class B voting common stock purchasable within 60 days of April 10, 2000 pursuant to the exercise of options.

(7) Mr. Seach's totals include an option to purchas 230,313 shares of Class B voting common stock purchasable within 60 days of April 10, 2000 pursuant to the exercise of options.

(8)  Alberto Cribiore is a director of Classic and a manager of Brera
     Classic. Mr. Cribiore is not the registered holder of any shares and disclaims the beneficial ownership of the shares listed above except to the extent of his indirect interest in the assets of the nominal stockholder, if any.

(9) Jeffery C. Garvey is a general partner of Austin Ventures, L.P., a stockholder of Classic holding 46,888 shares of Class B voting common stock and a party to the 1999 Stockholders' Agreement. Mr. Garvey is not the registered holder of any shares and disclaims the beneficial ownership of the shares listed above except to the extent of his indirect interest in the assets of the nominal stockholder, if any.

                        ---------------------------


ELECTION OF DIRECTOR

THE NOMINEE

The Board of Directors has nominated Steven E. Seach, a current Class I director, for re-election at the 2000 annual meeting. The initial term of both of Classic's Class I directors expire at the annual meeting. One Class I vacancy will exist after the annual meeting. Due to policies of Mr. Webb's current employer regarding serving as an outside director, Mr. Webb was not re- nominated to serve as a Class I director.

Directors will be elected by a plurality of the votes cast. Since only one nominee has been named, proxies cannot be voted for more than one person. The resulting Class I director vacancy will be filled in the future pursuant to and in accordance with our By- Laws.

The following table gives information-- provided by the nominee--about his principal occupation, business experience and other matters.


                                           THE BOARD RECOMMENDS THAT YOU
                                          VOTE FOR THE FOLLOWING NOMINEE.


NAME AND AGE AT RECORD DATE                                     POSITION, PRINCIPAL OCCUPATION, BUSINESS
                                                                      EXPERIENCE AND DIRECTORSHIPS
-----------------------------------------------------------------------------------------------------------

STEVEN E. SEACH, 43                                    Mr. Seach, our President and Chief Financial
                                                       Officer and a director, assisted Mr. Belisle in our
                                                       founding in March 1992. Mr. Seach became a
                                                       member of our Board of Directors in 1998. Mr.
                                                       Seach became our President in October 1996 and,
                                                       through August 1998, was substantially
                                                       responsible for our operations. From March 1992
                                                       to June 1994, Mr. Seach served as an advisor to us
                                                       and our Board of Directors for strategic,
                                                       operational and financial matters. Mr. Seach
                                                       became our Chief Financial Officer in July 1994.
                                                       Prior to his association with us, Mr. Seach spent 12
                                                       years in the corporate banking and investment
                                                       banking industries, primarily with Texas
                                                       Commerce Bank, N.A., Houston, Texas. Mr.
                                                       Seach received a BBA in finance from the
                                                       University of Houston in 1980. He is currently a
                                                       director of The Keller Group and serves as one of
                                                       our directors pursuant to our 1999 Stockholders'
                                                       Agreement.



THE REMAINDER OF OUR BOARD OF DIRECTORS

The following table gives information -- provided by the directors -- about their principal occupation, business experience and other matters.


NAME AND AGE AT RECORD DATE                                  POSITION, PRINCIPAL OCCUPATION, BUSINESS
                                                                   EXPERIENCE AND DIRECTORSHIP
----------------------------------------------------------------------------------------------------------

ALBERTO CRIBIORE, 54                                   Mr. Cribiore is the founder and Managing
                                                       Principal of Brera Capital Partners, and was
                                                       appointed Chairman of our Board of Directors
                                                       upon the closing of an equity investment in us by
                                                       Brera Classic, a subsidiary of Brera Capital
                                                       Partners. Prior to forming Brera in 1997, Mr.
                                                       Cribiore was Co-President and Partner at Clayton,
                                                       Dubilier & Rice, Inc. which he joined in 1985 as
                                                       one of three principal shareholders. He had
                                                       previously been a Senior Vice President at Warner
                                                       Communications, where he was responsible for
                                                       mergers, acquisitions and divestitures. Mr.
                                                       Cribiore is a cum laude graduate of Bocconi
                                                       University in Milan, Italy and holds degrees in
                                                       Business Administration and Economics. He is
                                                       currently a Director of Riverwood International
                                                       Corporation and Hansberger Group, Inc. Mr.
                                                       Cribiore also serves as the Chairman of the Board
                                                       of Directors of Global Decisions Group, LLC, the
                                                       parent company of Cambridge Energy Research
                                                       Associates, MCM Group, Inc. and Brera GAB
                                                       Robbins, LLC. He is also currently Co-Chairman
                                                       of the Board of Directors of B-G Western, Inc., the
                                                       parent of Western Industries, Inc., and a member
                                                       of the Board of Directors of Western Industries,
                                                       Inc. Mr. Cribiore serves as one of Brera Classic's
                                                       designees to our Board of Directors.

J. MERRITT BELISLE, 44                                 Mr. Belisle is our Chief Executive Officer and a
                                                       director, and founded our company in March 1992.
                                                       From January 1988 through August 1991, he was a
                                                       Vice President at Texas Commerce Investment
                                                       Banking, a division of Texas Commerce Bank,
                                                       N.A., Houston, Texas.  From April 1985 to
                                                       January 1988, Mr. Belisle was Chief Executive
                                                       Officer of Community Cable Incorporated, a small
                                                       multi-system cable television operator based in
                                                       Austin, Texas. Community Cable was sold to a
                                                       cable television subsidiary of Time Warner, Inc.
                                                       Prior to founding Community Cable, Mr. Belisle
                                                       was a corporate and securities attorney with the
                                                       Houston office of Baker & Botts. Mr. Belisle
                                                       received a BBA in 1977, an MPA in 1980, and a
                                                       JD in 1981 from The University of Texas at
                                                       Austin. Mr. Belisle serves as one of our directors
                                                       pursuant to his position as our Chief Executive
                                                       Officer.

LISA A. HOOK, 42                                       Ms. Hook was appointed as one of our directors
                                                       upon the closing of the Brera Classic equity
                                                       investment. Since April 2000, Ms. Hook has been
                                                       President of the Wireless Business Unit of
                                                       America Online, Inc.  She was a principal of Brera
                                                       Capital Partners from May 1998 to April 2000.
                                                       Prior to joining Brera Capital Partners in 1998,
                                                       Ms. Hook was a Managing Director of Alpine
                                                       Capital Group, a telecommunications and media
                                                       venture capital firm. From 1989 to 1996, Ms.
                                                       Hook served in a number of senior executive level
                                                       positions at Time Warner Inc., including Executive
                                                       Vice President/Chief Operating Officer of Time
                                                       Warner Telecom and Special Advisor to the Vice
                                                       Chairman. From 1987 to 1989, Ms. Hook served
                                                       as the Legal Advisor to the Chairman of the
                                                       Federal Communications Commission. From 1985
                                                       to 1987, Ms. Hook served as a senior attorney at
                                                       Viacom International, responsible for Viacom
                                                       Cable. Prior to joining Viacom, Ms. Hook was an
                                                       attorney with the law firm of Hogan & Hartson.
                                                       Ms. Hook received her BA from Duke University
                                                       and her JD from the Dickinson School of Law. Ms.
                                                       Hook serves as one of Brera Classic's designees to
                                                       our Board. She is currently a director of Time
                                                       Warner Telecom, Inc. and Roberts Radio LLC.

MARTIN D. PAYSON, 64                                   Until April 2000, Mr. Payson was the Chairman of
                                                       Latin Communications Group, Inc., a privately-
                                                       held Spanish language media company, and was
                                                       appointed as one of our directors upon the closing
                                                       of the Brera Classic equity investment. Previously,
                                                       Mr. Payson was Vice Chairman of Time Warner
                                                       Inc. and a member of its Board of Directors.
                                                       Before the merger of Warner Communications Inc.
                                                       and Time, Inc., Mr. Payson held the position of
                                                       Office of the President and General Counsel of
                                                       Warner Communications. Mr. Payson is a director
                                                       of Delta Financial Corp. and Panavision Inc., as
                                                       well as several privately-held companies and
                                                       philanthropic organizations. Mr. Payson received
                                                       his AB from Cornell University and his LLB cum
                                                       laude from New York University School of Law.
                                                       Mr. Payson serves as one of Brera Classic's
                                                       designees to  our Board.

JEFFERY C. GARVEY, 51                                  Mr. Garvey is a general partner of Austin
                                                       Ventures, L.P., and was appointed as one of our
                                                       directors in November 1999.  He was also one of
                                                       our directors from July 1992 to July 28, 1999.  Mr.
                                                       Garvey has been general partner of Austin
                                                       Ventures, L.P. since 1984.  Mr. Garvey is currently
                                                       a director of CelPage and Kirtland Capital
                                                       Partners. From 1979 through 1986, Mr. Garvey
                                                       was the Executive Vice President and President of
                                                       Rust Capital, Ltd, a small business investment
                                                       company. Prior to that, Mr. Garvey was an officer
                                                       with PNC Bank in Philadelphia. Mr. Garvey
                                                       received his BA with honors from St. Lawrence
                                                       University in 1971.

JAMES A. KOFALT, 57                                    Mr. Kofalt was appointed as one of our directors in
                                                       November 1999. Mr. Kofalt has held various
                                                       management positions at Cablevision Systems
                                                       Corporation, including Chief Operating Officer
                                                       from 1990 to 1992 and President and Chief
                                                       Operating Officer from 1992 to 1994. He is a
                                                       former Chairman of the Boards of Directors of
                                                       Campuslink Communications Systems, Inc., from
                                                       1995 to 1999, and Optel, Inc., from 1995 to 1996.
                                                       Mr. Kofalt is currently a director of PaeTec Corp.
                                                       and Correctnet Global Information Solutions, Inc.
                                                       and a member of the Board of Visitors of the
                                                       Lineberger Comprehensive Cancer Research
                                                       Center at the University of North Carolina. Mr.
                                                       Kofalt received his B.S. from the United States
                                                       Military Academy at West Point.


                        ---------------------------


OUR GOVERNANCE

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met two times in 1999. Each director attended at least 75 percent of the total number of meetings of the Board of Directors and Board committees of which he or she was a member in 1999.

COMMITTEES OF THE BOARD OF DIRECTORS

The standing committees of the Board of Directors are:

The audit committee, which reviews the internal accounting procedures and considers and reports to the Board of Directors with respect to other auditing and accounting matters, including the selection of independent auditors, the scope of annual audits, fees to be paid to independent auditors and the performance of independent auditors. The audit committee is currently comprised of Mr. Webb, Mr. Payson and Mr. Kofalt.

The compensation committee, which reviews and recommends to the Board of Directors the salaries, benefits and stock option grants of all employees, consultants, directors and other individuals compensated by us. The compensation committee also administers the stock option and other employee benefit plans. The compensation committee is currently comprised of Ms. Hook, Mr. Garvey and Mr. Payson.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Historically, all compensation decisions relating to our executive officers have been made by our Board of Directors as a whole. J. Merritt Belisle, our Chief Executive Officer, and Steven E. Seach, our President and Chief Financial Officer, as Board members, historically participated in deliberations of the Board of Directors with respect to compensation of all executive officers. In the future, our compensation committee will make all compensation decisions regarding our executive officers. No interlocking relationship exists between the compensation committee and the Board of Directors or compensation committee of any other company, and no such relationship existed in the past.

DIRECTORS' COMPENSATION

Our directors who are not executive officers will each be paid $15,000 as compensation for their service as members of our Board of Directors for the year 2000. In August 1999, Mr. Martin Payson, who is currently a member of our Board of Directors, was granted an option to purchase 7,000 shares of our Class A voting common stock at an exercise price of $20 per share. Mr. James A. Kofalt, who was appointed to our Board in November 1999, was granted an option on December 7, 1999 to purchase 8,000 shares of our Class A voting common stock at an exercise price of $25 per share, which was the initial offering price to the public per share of our Class A voting common stock in our initial public offering. In February 2000, each of Mr. Jeffery
C. Garvey, who is currently a member of our Board of Directors, Mr. Kofalt and Mr. Payson were granted options to purchase 3,000 shares of our Class A voting common stock at an exercise price of $20.875 per share, which was the closing price per share of our Class A voting common stock on March 3, 2000. These options have a 10- year term and vest in 25% increments on each anniversary date of the grant over four years.

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

COMMITTEE RESPONSIBILITIES. The compensation committee of the Board of Directors is responsible for making recommendations to the Board of Directors on issues relating to the compensation of executive officers. During the five months ended December 31, 1999, the compensation committee was composed of one non- employee director, Lisa Hook, and two "outside directors" (as defined in Section 162(m) of the Internal Revenue Code), Martin Payson and James Kofalt.

COMPENSATION PHILOSOPHY AND ELEMENTS. The compensation committee recognizes that the compensation of executive officers should be established at levels which are consistent with Classic's objectives and achievements. However, no part of executive compensation is strictly tied to statistical operating performance criteria. The principal forms of executive compensation used by Classic are base salary, bonuses, and stock options, and, for certain executives, split-dollar (whole) life insurance policies. Classic seeks to achieve a mix of these various forms of compensation which will properly compensate and motivate its executives on an individual basis commensurate with their relative levels of responsibility.

In July 1999, each of Merritt Belisle, Classic's Chief Executive Officer, Steven Seach, Classic's Chief Financial Officer, Ronald Martin, Classic's Executive Vice President of Operations, and Elizabeth Kay Monigold, our Executive Vice President of Administration entered into an employment agreement with Classic, which fixed the initial annual base salary of each executive. Under the employment agreements, the compensation committee has the ability to increase the base salary as the compensation committee deems appropriate to adequately reflect the scope and success of Classic's operations. Under the agreements, the executives may also be granted bonus compensation in amounts to be determined by the compensation committee from time to time, and for certain de minimis fringe benefits. For more information relating to these employment agreements, see the text under the caption "Employment Agreements and 1999 Non-Qualified Stock Option Grants."

PRINCIPAL EXECUTIVE COMPENSATION. With respect to compensation of executive officers of Classic other than the Chief Executive Officer (the "Principal Executives"), the compensation committee receives and accords significant weight to the input of the Chief Executive Officer. The compensation committee believes that the annual base salaries and bonuses of the principal executives have been consistent with the annual base salaries and bonuses paid to corresponding principal executives of most other publicly-held cable system operators and other telecommunications firms, and remain relatively constant compared to increases made in the annual base salaries of principal executives of such other corporations over the past five years. Increases in annual base salary from fiscal 1998 were immaterial with respect to the Principal Executives. The compensation committee believes that the annual base salaries and overall compensation packages of the Principal Executives continue to be set consistent with those paid to corresponding Principal Executives of other publicly-held cable system operators and telecommunications firms.

The compensation committee has recognized the success of the Principal Executives in accomplishing Classic's various strategic objectives. Classic has continued to refinance its shorter-term debt at the level of the operating subsidiaries with longer-term fixed rate debt and new equity infusions at the parent level, and with new revolving credit facilities and public fixed rate debt at the operating subsidiary level. These actions extend the maturities of Classic's long-term debt and increase
Classic's overall longer-term liquidity and flexibility to obtain financing, which in turn will assist Classic in meeting the challenges of achieving growth while facing increased competition and regulation within the telecommunications industry. In addition, Classic has made strategic acquisitions of existing cable systems, contributing to increases in cash flow, and has continued to develop and expand its other product and service offerings, such as digital video and high-speed data services. Classic has also continued to focus its efforts on other methods of increasing cash flow and on providing superior customer service while realizing operating efficiencies and cost- savings. Based upon its evaluation of these and other relevant factors, the compensation committee is satisfied that the Principal Executives have contributed positively to Classic's long-term financial performance, and the compensation committee, in consultation with Classic's Chief Executive Officer, has set compensation under the employment agreements accordingly.

CEO COMPENSATION. The annual base salary of J. Merritt Belisle, the Chief Executive Officer, is determined by the compensation committee in accordance with Mr. Belisle's employment agreement. Over the past five months, the compensation committee has recognized Mr. Belisle's success in achieving the strategic objectives mentioned above with respect to the Principal Executives, and has also recognized Mr. Belisle's leadership and vision in formulating strategies for responding to the challenges of increased regulation and increasing competition, and for positioning Classic for growth in a regulated environment. Based on its survey of compensation data for other companies, the compensation committee believes that Mr. Belisle's annual base salary and overall compensation package is consistent with the compensation packages (including salary, bonus, options and deferred compensation) paid to chief executive officers of many other publicly-held cable system operators and other telecommunications firms.

DEDUCTIBILITY OF CERTAIN EXECUTIVE COMPENSATION. During 1999, the compensation committee awarded stock options to each of the named executive officers. Such option grants were generally based on a proportional relationship to the recipients' base salary and were generally consistent with options granted at the same time to other Principal Executives.

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to the executive officers named in this proxy statement, unless certain requirements are met. It is the present intention of the compensation committee to preserve the deductibility of compensation under Section 162(m) to the extent the committee believes that doing so would be consistent with the best interests of stockholders. As such, bonus payments and long-term incentive compensation awards, particularly stock options, generally are designed to meet the requirements for deductibility under Section 162(m).

The compensation committee:

Lisa A. Hook
Jeffery C. Garvey
Martin D. Payson

COMPENSATION TABLES AND STOCK PLANS

The tables on pages 17 to 18 profile our compensation for the Chief Executive Officer, and our two other most highly compensated executive officers whose total compensation exceeded $100,000 in the years indicated, including salaries and bonuses paid during the last two years and 1999 option grants and exercises. The form of the tables is set by SEC regulations.

SUMMARY EXECUTIVE COMPENSATION TABLE

The following table shows the compensation of the covered executives for 1998 and 1999.


                                 ANNUAL COMPENSATION                                 LONG-TERM COMPENSATION
                      ----------------------------------------------     --------------------------------------------------
                                                                           RESTRICTED      SECURITIES
NAME AND PRINCIPAL                                      OTHER ANNUAL         STOCK         UNDERLYING        ALL OTHER
POSITION              YEAR  SALARY($)    BONUS ($)      COMPENSATION    AWARDS(S)(1)(2)    OPTIONS(#)    COMPENSATION($)(3)
--------              ----  ---------    ---------      ------------    ---------------   -----------    ------------------

J. Merritt Belisle    1999  $298,077   $ 2,305,782(4)        (5)         $      0           559,748       $4,317
  Chief Executive     1998  $200,000   $   361,539(6)        (5)         $ 49,609                 0       $4,286
  Officer

  Steven E. Seach     1999  $350,000   $ 2,200,000(7)        (5)         $      0           559,748       $5,000
  President and Chief 1998  $277,084   $   258,302(8)        (5)         $659,471                 0       $5,000
  Financial Officer

Kevin McCabe (9)      1999  $142,500   $         0           (5)        $       0                 0       $2,825
  Executive Vice      1998  $          $         0           (5)        $       0                 0       $    0
  President and Chief
  Accounting Officer

-------------------

(1) Our executive officers received restricted stock during 1996 under the 1996 Stock Restricted Plan. On July 29, 1998, Messrs.
           Belisle and Seach held 229,050 shares and 67,283 shares of restricted stock, respectively, and each of Messrs. Belisle and Seach exchanged their existing shares of restricted stock for 242,209 new shares of restricted stock under the 1998 Restricted
           Stock Plan with revised vesting terms and other restrictions.
           Long-term compensation amounts are calculated by multiplying the number of 1998 restricted shares issued by the per share value of our unrestricted stock as of the date of issuance, less an amount equal to the number of 1996 restricted shares exchanged therefor multiplied by the per share value of our unrestricted stock on the date of issuance.

(2)        As of December 31, 1999, Messrs. Belisle and Seach each owned
           242,209 restricted shares of our common stock. The total value of all restricted stock owned by Messrs. Belisle and Seach was approximately $8.9 million each, computed without taking into consideration any of the restrictions. These shares vested upon the consummation of the Brera Classic equity investment. Messrs.
           Belisle and Seach are entitled to dividends in respect of these shares in the same manner as the holders of common stock, but only to the extent that such dividends exceed the distribution thresholds applicable thereto.

(3)        Represents our contribution under our 401(k) plan.

(4) Includes (a) $780,000 paid to Mr. Belisle under his former employment agreement in connection with the consummation of the Brera Classic equity investment, (b) $1.5 million paid to Mr.
           Belisle under such agreement in connection with the consummation of the Buford acquisition and (c) $25,782 paid to Mr. Belisle under such agreement in connection with a smaller acquisition.

(5) Such executive officer did not receive personal benefits during the listed years in excess of the lesser of $50,000 or 10% of his annual salary and bonus.

(6) Includes a transaction fee of $300,000 paid pursuant to a pre-existing employment agreement in connection with the acquisition of certain properties from Cable One in July 1998, and the related financings.

(7) Includes (a) $700,000 paid to Mr. Seach under his former employment agreement in connection with the consummation of the Brera Classic equity investment and (b) $1.5 million paid to Mr.
           Seach under such agreement in connection with the consummation of the Buford acquisition in July 1999.

(8) Includes a transaction fee of $250,000 paid pursuant to a pre-existing employment agreement in connection with the acquisition of certain properties from Cable One in July 1998, and the related financings.

(9)        Mr. McCabe joined us on February 1, 1999 and resigned effective
           October 15, 1999.


-------------------

STOCK OPTIONS GRANTED TABLE

The following table shows 1999 stock option grants to the covered executives. The value of stock options depends upon a long-term increase in the market price of the common stock: if the stock price does not increase, the options will be worthless; if the stock price does increase, the increase will benefit all stockholders.


                                                                                   POTENTIAL REALIZABLE
                                                                                     VALUE AT ASSUMED
                                                                                   ANNUAL RATES OF STOCK
                                                                                  PRICE APPRECIATION FOR
                                      INDIVIDUAL GRANTS                               OPTION TERM(3)
                           ---------------------------------------------------   --------------------------
                            NUMBER OF     PERCENT OF
                           SECURITIES    TOTAL OPTIONS
                           UNDERLYING     GRANTED TO
                             OPTIONS     EMPLOYEES IN    EXERCISE  EXPIRATION
NAME                       GRANTED (#)    FISCAL YEAR    PRICE($)     DATE           5%            10%
----                       -----------   -------------   --------   ----------   ---------       --------

J. Merritt Bellisle.....   279,874(1)        16.3%        $14.57     7/28/09     $2,564,484      $ 6,498,906
                           279,874(2)        16.3%        $25.00     7/28/09     $4,400,281      $11,151,177

Steven E. Seach.........   279,874(1)        16.3%        $14.57     7/28/09     $2,564,484      $ 6,498,906
                           279,874(2)        16.3%        $25.00     7/28/09     $4,400,281      $11,151,177

Kevin McCabe............       --              --         $  --        --        $   --          $    --

--------------------

(1) Option is for Class B voting common stock. Options vest monthly over a three-year period which began July 28, 1999. In addition, all of the shares will vest in full immediately upon the closing of (a) the sale of all of our common stock for cash, by merger, tender offer, stock purchase or otherwise or (b) the sale of all or substantially all of our assets for cash. Upon the closing of our initial public offering, 139,937 of these shares vested and the remaining shares continue to vest as described in the previous two sentences. Options granted are incentive stock options or nonqualified stock options and have exercise prices equal to the fair market value of common stock on the date of grant, as determined by the Board of Directors on the date of grant.

(2) Option is for Class B voting common stock. Options vest monthly over a three-year period which began December 8, 1999. In addition, all of the shares will vest in full immediately upon the closing of (a) the sale of all of our common stock for cash, by merger, tender offer, stock purchase or otherwise or (b) the sale of all or substantially all of our assets for cash. Options granted are incentive stock options or nonqualified stock options and have exercise prices equal to the fair market value of common stock on the date of grant, as determined by the Board of Directors on the date of grant.

(3) The 5% and 10% rates of appreciation are specified by the rules of the SEC and do not represent our estimates or projections of our future stock prices.


-------------------

YEAR-END OPTION VALUES

The following table shows the value at year-end of outstanding options for the covered executives, whether or nor exercisable. Also reported are values for "in-the-money" options, which represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of our stock as of December 31, 1999. No options were exercised during the year ended December 31, 1999.


                                           NUMBER OF SECURITIES            VALUE OF UNEXERCISED IN-THE
                                      UNDERLYING UNEXERCISED OPTIONS            MONEY OPTIONS AT
                                            AT FISCAL YEAR-END (#)              FISCAL YEAR-END($)(1)
NAME                                   EXERCISABLE    UNEXERCISABLE          EXERCISABLE   UNEXERCISABLE

J. Merritt Belisle.............         174,435        105,439              $3,836,349        $2,318,920
                                              0        279,874              $        0        $3,236,183
Steven E. Seach................         174,435        105,439              $3,836,349        $2,318,920
                                              0        279,874              $        0        $3,236,183
Kevin McCabe...................               0              0              $        0        $        0

-------------------

(1) Market value of underlying securities based on the closing price of our Class A voting common stock on December 31, 1999 (the last trading day of fiscal 1999) on the Nasdaq National Market of $36.563 minus the exercise price.

-------------------

1996 RESTRICTED STOCK PLAN

Certain current and former members of management own our restricted stock subject to the terms of our 1996 Restricted Stock Plan. Pursuant to the 1996 Plan, we may, from time to time, grant restricted stock to our officers and other key employees or our subsidiaries upon the terms, conditions and provisions of the 1996 Plan. Concurrent with the adoption of the 1996 Plan, we granted a total of 517,626 shares of common stock as of such date, of which only 144,940 shares were outstanding as of December 31, 1999. These shares vested upon the consummation of the Brera Classic equity investment. One-half of such shares of common stock is subject to a distribution threshold equal to $9.93 per share, i.e., the first $9.93 of distributions with respect to such shares is to be withheld. One-fourth of the shares is subject to a distribution threshold of $19.06 per share and one-fourth to a distribution threshold of $29.78 per share.

1998 RESTRICTED STOCK PLAN

We have adopted the 1998 Restricted Stock Plan. The terms of the 1998 Plan are similar in all material respects to the 1996 Plan. In July 1998, each of Messrs. Seach and Belisle exchanged all of his existing shares under the 1996 Plan for 242,209 shares of our common stock pursuant to the 1998 Plan. These shares vested upon the consummation of the Brera Classic equity investment. All of such shares of common stock are subject to a distribution threshold equal to $3.77 per share, i.e., the first $3.77 of distributions with respect to such shares is to be withheld.

1999 OMNIBUS STOCK INCENTIVE PLAN

The following description of our 1999 Omnibus Stock Incentive Plan is a summary and is qualified in its entirety by reference to the text of the 1999 Omnibus Stock Incentive Plan, which is filed as an exhibit to our annual report on Form 10-K.

Our 1999 Omnibus Stock Incentive Plan was adopted by our Board of Directors in October 1999 for the benefit of and our subsidiaries' officers, directors, key employees, advisors and consultants. An aggregate of 2,000,000 shares of our Class A voting common stock is reserved for issuance under the plan. The plan provides for the issuance of stock-based incentive awards, including stock options, stock appreciation rights, restricted stock, deferred stock and performance shares. An award may consist of one or any combination of benefits. Under this plan, awards covering no more than 80% of the shares reserved for issuance under the plan may be granted to any participant in any one year.

The plan is administered by the compensation committee of our Board of Directors, although it may be administered by either our Board of Directors or by any committee of our Board of Directors. Our Board or a committee of our Board, acting as the plan administrator, may interpret this plan, may prescribe, amend and rescind rules governing the plan, and may otherwise supervise the administration of this plan. This plan permits the plan administrator to select the officers, directors, key employees, advisors and consultants, including directors who are also employees, who will receive awards and generally to determine the terms and conditions of those awards. Notwithstanding the foregoing, the grant of any award intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, and any administrative determinations made in connection therewith, must be carried out by a committee of the Board or a Board committee, consisting of at least two "outside directors," as defined under Section 162(m), in a manner consistent with the rules governing performance-based compensation under Section 162(m).

We may issue two types of stock options under this plan: incentive stock options or ISO's, which are intended to qualify for favorable tax treatment under the Code, and non-qualified stock options. The option price of each ISO granted under this plan must be at least equal to the fair market value of a share of our Class A voting common stock on the date the ISO is granted.

Stock appreciation rights, or SARs, may be granted under this plan either alone or in conjunction with all or part of any stock option granted under this plan. An SAR granted under this plan entitles its holder to receive, at the time of exercise, an amount per share equal to the excess of the fair market value, at the date of exercise, of a share of our Class A voting common stock over a specified price fixed by the plan administrator.

Restricted stock, deferred stock and performance shares may be granted under this plan. The plan administrator will determine the purchase price, performance period and performance goals, if any, for any grant of restricted stock, deferred stock and performance shares. Participants with restricted stock and performance shares generally have all of the rights of a stockholder. For deferred stock, during the deferral period and subject to the terms and conditions that the plan administrator imposes, the deferred stock units may be credited with dividend equivalent rights. The plan administrator may, in its discretion, provide for the lapse of these restrictions in installments and may accelerate or waive these restrictions, in whole or in part, based on such facts as the attainment of performance goals or the participant's termination of employment or service, death or disability.

In the event of a merger, consolidation, reorganization, recapitalization, stock dividend or other change in corporate structure affecting the number of issued shares of our Class A voting common stock, the plan administrator may make an equitable substitution or proportionate adjustment in the number and type of shares authorized by this plan, and the number and exercise price of shares subject to outstanding awards. In addition, the plan administrator, in its discretion, may terminate all awards providing for payment of cash or in-kind consideration.

In the event we undergo a change of control, unless otherwise determined by the administrator of the plan or our Board of Directors before the change of control:

        o any stock appreciation rights outstanding for at least six months and any stock options awarded under the plan not previously vested will vest in full;

        o the restrictions applicable to any restricted stock, deferred stock or performance share awards under the plan shall lapse and such shares and awards will vest in full; and

        o any loans by us to a participant of the plan to purchase or exercise awards under the plan will be forgiven and the collateral pledged in connection with any such loan shall be released.

For purposes of the plan, a change of control will be deemed to have occurred if:

        o any person (other than us or any of our subsidiaries, or certain other related parties as specified in the plan) is or becomes after the effective date of the plan the beneficial owner of securities (not including securities acquired directly from us or our affiliates) representing 50% or more of our voting power;

        o upon completion of a merger or consolidation of us with any other corporation or entity (other than (1) a merger or consolidation whereby the holders of at least 50% of our voting power prior to the merger or consolidation continue to own at least 50% of our voting power or the surviving entity after the merger or consolidation or (2) a merger or consolidation that implements a recapitalization of our capital structure and no person (other than existing stockholders) acquires more than 50% of our voting power); or

        o upon completion of a plan of complete liquidation of us or an agreement for the sale or disposition by us of all or substantially all of our assets.

The terms of this plan provide that our Board of Directors may amend, suspend or terminate this plan at any time, provided that some amendments require approval of our stockholders under the Internal Revenue Code of 1986, as amended. Furthermore, no action may be taken that adversely affects any rights under outstanding awards without the holder's consent.

EMPLOYMENT AGREEMENTS AND 1999 NON-QUALIFIED STOCK OPTION GRANTS

At the closing of the Brera Classic equity investment, J. Merritt Belisle and Steven E. Seach each entered into an employment agreement with us on substantially similar terms as their former employment agreements. In connection with the consummation of the Brera Classic equity investment, Mr. Belisle was paid $780,000 and Mr. Seach was paid $700,000 under their former employment agreements. Each of the new employment agreements provides for their employment with us for a continuing two year period. Messrs. Belisle and Seach are each to be paid an annual salary of $350,000 per year. Each new employment agreement provides that upon termination by us without "good cause" (as defined in each agreement) or termination by the employee for certain reasons, the employee will be entitled to two years' worth of base compensation and benefits. In addition, Messrs. Belisle and Seach's employment agreements contain provisions under which we may be required to purchase and they may be required to sell to us their shares if their employment is terminated. Each employment agreement also prohibits the employee from competing with us during his term of employment and for a period of two years thereafter.

The employment agreements of Messrs. Belisle and Seach in effect prior to the consummation of the Brera Classic equity investment provided for a transaction fee of 1% to be paid on the value of all mergers, acquisitions, or dispositions of assets or subsidiaries by us that were consummated during their term of employment. Messrs. Belisle and Seach each received a transaction fee of $1.5 million related to the consummation of the acquisition of Buford Group, Inc., which occurred on July 28, 1999. The new employment agreements do not contain a provision for transaction fees to be paid to Messrs. Belisle and Seach.

Under their option agreements entered into in connection with their employment agreements, Messrs. Belisle and Seach were each granted a stock option with a 10-year exercise period to purchase 279,874 shares of our Class B voting common stock at an exercise price of $14.57 per share, which will vest monthly over a three-year period which began July 28, 1999. In addition, all of the shares will vest in full immediately upon the closing of (1) the sale of all of our common stock for cash, by merger, tender offer, stock purchase or otherwise or (2) the sale of all or substantially all of our assets for cash. Upon the closing of our initial public offering in December 1999, 139,937 of these shares vested and the remaining shares continue to vest as described in the previous two sentences.

In addition, upon the closing of our initial public offering in December 1999, Messrs. Belisle and Seach each also received a second stock option with a 10-year exercise period to purchase 279,874 shares of Class B voting common stock. This option is vesting monthly over a three-year period commencing on the date of the closing of the initial public offering. In addition, all of the shares will vest in full immediately upon the closing of (1) the sale of all of our common stock for cash, by merger, tender offer, stock purchase or otherwise or (2) the sale of all or substantially all of our assets. The exercise price of the second option is $25 per share, which is the initial offering price to the public per share of Class A voting common stock in our initial public offering.

In addition, we have entered into employment agreements with Ronald W. Martin and Elizabeth Kay Monigold. These employment agreements relate to their employment by us as our Executive Vice President of Operations and the Executive Vice President of Administration, respectively, and each are for a continuing one-year period. Ronald W. Martin is to be paid an annual salary of $175,000 and Elizabeth Kay Monigold is to be paid an annual salary of $120,000. Each employment agreement provides that upon termination by us without "good cause," as defined in each agreement, the employee will be entitled to one year's worth of base compensation and benefits. Each employment agreement also prohibits the employee from competing with us during the term of employment and for a period of two years thereafter.

In addition, we granted stock options to purchase 589,500 shares of our Class A voting common stock at an exercise price of $20 per share. The options were granted in August 1999 to Martin Payson, a director, and to Ronald W. Martin, Elizabeth Kay Monigold and several of our other officers and key employees. These options, which have 10-year terms, vest in 25% increments over each of the first four anniversaries of the grants.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

1999 STOCKHOLDERS' AGREEMENT

Effective July 28, 1999, Classic, Brera Classic, BT Capital Partners, Inc., Austin Ventures, L.P., BA Capital Company, L.P., as the successor in interest to NationsBanc Capital Corp., J. Merritt Belisle, Steven E. Seach and certain of our other stockholders entered into a stockholders' agreement. The agreement was amended as of December 13, 1999 to provide that the parties will be obligated to vote their shares of Class B voting common stock in favor of the election to our Board of (1) up to six nominees chosen by Brera Classic, (2) our chief executive officer, (3) Steven Seach for as long as he is employed by us and (4) two nominees who are independent directors (as defined by the rules of the Nasdaq National Market) chosen by a majority vote of our Board of Directors. These voting arrangements will terminate when these stockholders hold less than 30% of all of our common stock on a fully diluted basis.

The amendment to the stockholders' agreement also provides, among other things, that a party to the agreement will not be able to participate in the nominating of directors under the agreement if such party holds less than 2% of the outstanding common stock on a fully diluted basis, although such party will be obligated to vote for the nominees under the agreement as long as it holds at least 1% of our outstanding common stock on a fully diluted basis. The parties to the agreement other than Brera are not entitled to nominate directors under the agreement if such parties, in the aggregate, hold less than 4% of our outstanding common stock on a fully diluted basis. As a result of the sales made by the parties to the stockholders' agreement in our initial public offering in December, 1999, the parties to the agreement other than Brera, hold less than 4% of our outstanding common stock on a fully-diluted basis and no longer have the right to nominate directors under the agreement.

MANAGEMENT AND ADVISORY FEE AGREEMENT

As part of the Brera Classic equity investment, we and Brera Classic entered into an agreement pursuant to which Brera Classic was paid a transaction fee of $3 million upon closing of the Brera Classic equity investment in consideration for arranging the equity investment. The agreement further provided that we would pay Brera Classic an annual fee of $250,000 in consideration for transactional assistance and advice provided to us until we completed an initial public offering, payment of which was made at the closing of the Buford acquisition. Brera Classic was paid a transaction fee of $1.3 million upon the closing of our acquisition of Star Cable Associates, which occurred on February 16, 1999 in consideration for transactional advisory services.

BRERA CLASSIC INVESTMENT AGREEMENt

We and Brera Classic entered into an Investment Agreement whereby we agreed to issue and sell 6,490,734 shares of our Class B voting common stock for an aggregate purchase price of $100 million. Pursuant to the Investment Agreement, we agreed to pay all fees and expenses of Brera Classic's legal counsel, financial advisors, accountants and third party consultants in an amount up to $750,000. In addition to the $750,000 paid to Brera Classic at the closing of the Buford acquisition for its fees and expenses of counsel, accountants, advisors and consultants, we reimbursed Brera for $252,000 of closing costs incurred by Brera on our behalf.

RATIFICATION OF INDEPENDENT AUDITORS

The Board of Directors has selected PricewaterhouseCoopers LLP as our independent auditors for 2000.

Arrangements have been made for a representative of PricewaterhouseCoopers LLP to attend the annual meeting. The representative will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate stockholder questions. The selection of PricewaterhouseCoopers LLP as our auditors must be ratified by a majority of the votes cast at the annual meeting.

On October 4, 1999, we dismissed Ernst & Young LLP and engaged
PricewaterhouseCoopers LLP as our independent public accountants. The decision to dismiss Ernst & Young LLP and to engage PricewaterhouseCoopers LLP was approved by our Board of Directors on October 18, 1999.

We believe, and have been advised by Ernst & Young LLP that it concurs with such belief, that, for the years ended December 31, 1997 and December 31, 1998, and for the six-month period ended June 30, 1999, we and Ernst & Young LLP did not have any disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Ernst & Young LLP would have caused it to make reference in connection with its report on our financial statements to the subject matter of the disagreement.

The report of Ernst & Young LLP on our financial statements for the years ended December 31, 1997 and December 31, 1998 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During that period, there were no "reportable events" within the meaning of Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities Act of 1933.

Ernst & Young LLP has furnished a letter addressed to the Securities and Exchange Commission stating whether Ernst & Young LLP agrees with the above statements.

THE BOARD RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF
PRICEWATERHOUSECOOPERS, LLC AS OUR INDEPENDENT AUDITORS FOR 2000.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

Under SEC rules, a stockholder who intends to present a proposal at the next annual meeting of stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to our Secretary, at the address on the cover of this proxy statement. The proposal must be received no later than January 12, 2001.

Stockholders who do not wish to follow the SEC rules in proposing a matter for action at the next annual meeting must notify us in writing of the information required by the provisions of our by-laws dealing with stockholder proposals. The notice must be delivered to our Corporate Secretary between February 28, 2001 and March 30, 2001. You can obtain a copy of our by-laws by writing the Corporate Secretary at the address shown on the cover of this proxy statement.

COST OF ANNUAL MEETING AND PROXY SOLICITATION

We pay the cost of the annual meeting and the cost of soliciting proxies. In addition to soliciting proxies by mail, we may solicit proxies by personal interview, telephone and similar means. None of our directors, officers or employees will be specially compensated for these activities. We also intend to request that brokers, banks and other nominees solicit proxies from their principals and will pay the brokers, banks and other nominees certain expenses they incur for such activities.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and to furnish Classic with copies of the forms. Due to difficulties in obtaining SEC identification numbers, the Form 3s for Messrs. Belisle, Garvey, Kofalt, Martin, Noteboom, Payson and Seach and Ms. Monigold were accepted for filing by the SEC on the date immediately following the effective date of the registration statement in connection with our intitial public offering. Based on our review of the copies of the ownership forms received, or written representations from reporting persons, other than as noted above, we believe that, during 1999, each of our officers, directors and greater than ten percent stockholders complied with all such filing requirements.

                    [CLASSIC COMMUNICATIONS, INC. LOGO]




                        CLASSIC COMMUNICATIONS, INC.

                      515 CONGRESS AVENUE, SUITE 2626
                            AUSTIN, TEXAS 78701

               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE
                           HELD ON JUNE 28, 2000

The 2000 annual meeting of stockholders of Classic Communications, Inc. will be held on Wednesday, June 28, 2000 at 9:00 a.m. CST at the Omni Austin Hotel - Downtown located at 700 San Jacinto Blvd. Austin, Texas 78701.

Stockholders who owned shares of our voting common stock at the close of business on May 1, 2000 are entitled to vote at the annual meeting. A list of stockholders will be available during regular business hours at our corporate offices, 515 Congress Avenue, Suite 2626, Austin, Texas 78701 before the annual meeting.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE.

                        (CONTINUED ON REVERSE SIDE)

                            FOLD AND DETACH HERE
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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3


1.  Election of Class I Director

    |_| FOR the nominee listed to the right (except as marked to the contrary)

    |_| WITHHOLD AUTHORITY to vote for the nominee listed to the right

Nominee:  Steven E. Seach

WITHHELD FOR: (Write that nominee's name in the space provided below.)

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2.  To ratify the selection of our independent auditors for 2000, and

        |_|  FOR           |_|  AGAINST           |_|  ABSTAIN

3.  To consider any other business properly brought before the meeting.



                                       Dated _______________________, 2000


                                       ___________________________________


                                       ___________________________________
                                             Signature of Stockholder

                                       PLEASE SIGN EXACTLY AS NAME APPEARS.
                                       IF ACTING AS ATTORNEY, EXECUTOR,
                                       TRUSTEE OR IN OTHER REPRESENTATIVE
                                       CAPACITY, SIGN NAME AND TITLE.



                            FOLD AND DETACH HERE
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